Exhibit 23.2



                    CONSENT OF INDEPENDENT AUDITORS



The Stock Purchase Plan Committee
Qwest Communications International Inc.
Employee Stock Purchase Plan:


We consent to the incorporation by reference in the registration statement on Form S-8 of Qwest Communications International Inc., to be filed on or about August 9, 1999, of our report dated March 19, 1999, relating to the statement of financial condition of Qwest Communications International Inc. Employee Stock Purchase Plan as of December 31, 1998, and the related statement of income and changes in plan equity for the period from November 1, 1998 (inception) through December 31, 1998, which report appears in the 1998 Form 11-K of Qwest Communications International Inc. Employee Stock Purchase Plan.



                                                          /s/ KPMR LLP
                                                          ----------------------
                                                              KPMG LLP


Denver, Colorado
August 9, 1999

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